UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 4, 2011

Herbalife Ltd.
__________________________________________
(Exact name of registrant as specified in its charter)

Cayman Islands	1-32381	98-0377871
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

P.O. Box 309GT, Ugland House, South Church Street, Grand Cayman, Cayman Islands		KY1-1106
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	c/o (213) 745-0500

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Equity Award to Michael O. Johnson

In accordance with the terms of the Amended and Restated Herbalife Ltd. 2005 Stock Incentive Plan (the "Plan"), on August 4, 2011, Michael Johnson, Herbalife Ltd.’s (the "Company") Chief Executive Officer, received an award of performance based stock appreciation rights ("SARs"). Each SAR represents the right to receive upon exercise a payment from Company in common shares equal to the difference between the value of the Company’s common shares on the date of exercise over the base price of the SAR, subject to the conditions set forth in Stock Appreciation Right Award Agreement entered into between Company and Mr. Johnson. The base price for Mr. Johnson’s SARs is $57.98, the closing price of Company’s common shares on the New York Stock Exchange on August 4, 2011, the date the SARs were granted.

The exact number of SARs subject to the award has yet to be determined as of the time of this filing, but will have a fair value, as of August 4, 2011, of $15 million. Of these SARs, the number that may ultimately vest and become exercisable will be determined by the extent to which the Company meets certain volume point performance targets with respect to fiscal 2014 as determined by the Compensation Committee of the Company’s Board of Directors. In addition, notwithstanding the Company’s complete or partial achievement of those performance targets, for any SARs subject to the award to vest, the average closing price of the of the Company’s common shares during the month of December 2014 must be at least 20% greater than the average closing price of the Company’s common shares over the ten trading days ending August 4, 2011. That average closing price over this period was $57.909.

Subject to the foregoing, these SARs are scheduled to vest and become exercisable on December 31, 2014, subject to Mr. Johnson’s continued employment as an executive officer of the Company through that date.

The SARs are subject to full vesting acceleration upon the occurrence prior to December 31, 2014 of a Change of Control (as defined in the Stock Appreciation Right Award Agreement) or a termination of Mr. Johnson’s employment by the Company without Cause, by Mr. Johnson for Good Reason or as a result of Mr. Johnson’s death or Disability (each as defined in Mr. Johnson’s Employment Agreement, dated as of March 27, 2008), in each case, subject to the achievement by the Company prior to such event (or, with respect to a Change of Control, as a result of such event) of an alternate volume point performance target determined by the Compensation Committee.

In general, these SARs will terminate on August 4, 2018, subject to earlier termination on the terms and conditions set forth in the Stock Appreciation Right Award Agreement following a termination of Mr. Johnson’s employment with the Company.

The foregoing summary is qualified in its entirety by reference to the complete text of the Stock Appreciation Right Award Agreement, which is incorporated herein by reference and a copy of which is attached hereto as Exhibit 10.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1 Stock Appreciation Right Award Agreement, dated August 4, 2011, by and between Herbalife Ltd. and Michael O. Johnson.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Herbalife Ltd.

August 10, 2011	By:	Brett R. Chapman

Name: Brett R. Chapman
Title: General Counsel

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Exhibit Index

Exhibit No.	Description

10.1	Stock Appreciation Right Award Agreement, dated August 4, 2011, by and between Herbalife Ltd. and Michael O. Johnson